                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           IVEX PACKAGING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           IVEX PACKAGING CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   IVEX LOGO

                           IVEX PACKAGING CORPORATION

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 30, 1998

Dear Stockholders:

     It is a pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of Ivex Packaging Corporation to be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, on Friday, May 15, 1998, at 9:00 a.m. (Chicago time).

     Each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement will be discussed during the meeting and stockholders will have an opportunity to ask questions.

     IT IS IMPORTANT THAT YOU VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. We urge you to carefully review the Proxy Statement and to complete the enclosed proxy card. Please sign, date and return your proxy card in the envelope provided as soon as possible. If you do attend the meeting, your proxy can be revoked at your request in the event you wish to vote in person.

     I look forward to seeing you at the meeting.

                                          Sincerely,
                                          George V. Bayly
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                                   IVEX LOGO

                           IVEX PACKAGING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Ivex Packaging Corporation (the "Company") will hold its 1998 Annual Meeting of Stockholders (the "Annual Meeting") on Friday, May 15, 1998 at 9:00 a.m. (Chicago time) at the Deer Path Inn, 255 East Illinois Road, Illinois 60045, for the following purposes:

     1. To elect two directors to serve until the 2001 Annual Meeting of Stockholders.

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants.

     3. To act upon any other matters that may properly come before the meeting.

     The Board of Directors has fixed March 17, 1998 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     At the Annual Meeting, each share of Common Stock, par value $.01 per share, of the Company represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          G. Douglas Patterson
                                          Secretary

March 30, 1998

                             YOUR VOTE IS IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                                   IVEX LOGO

                           IVEX PACKAGING CORPORATION
                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Ivex Packaging Corporation (the "Company" or "Ivex") for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Friday, May 15, 1998 at 9:00 a.m. (Chicago time) at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card will be mailed beginning on or about March 30, 1998 to give the holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record on March 17, 1998 (the "Record Date") an opportunity to vote at the Annual Meeting. Ivex Packaging Corporation's 1998 Annual Report to Stockholders which includes its Annual Report on Form 10-K for the year ended December 31, 1997 accompanies this Proxy Statement.

     Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company's Amended and Restated By-Laws (the "By-Laws") require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the presence of a quorum for the transaction of business at the Annual Meeting.

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope. If no directions are given and the signed card is returned, then the proxy holders will vote the shares FOR the election of all listed nominees, FOR the proposal set forth in Item 2 in the Notice of Meeting, in accordance with the directors' recommendations on the other subjects listed on the proxy card and at their discretion on any other matters that may properly come before the meeting and any adjournments or postponements thereof. Abstentions may be specified on all proposals other than the election of directors. Pursuant to Delaware law, abstentions are treated as present for purposes of determining the presence or absence of a quorum, thus, will have the effect of a vote against a proposal that requires the vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote thereon. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Ivex Packaging Corporation, at its executive offices at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069.

SHARES OUTSTANDING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 20,426,666 shares of Common Stock. Each share of Common Stock is entitled to one vote.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. This firm will be paid a fee of approximately $5,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. Highlights of the Annual Meeting and the voting results will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Board of Directors will consist of not less than three nor more than fifteen members, the exact number to be determined in accordance with the By-Laws.

     The Certificate provides for the Board of Directors to be divided into three classes, each class to serve for staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the directors.

     The Board of Directors of the Company currently consists of six persons, divided into three classes with two directors designated in each of Class I, Class II and Class III. At the Annual Meeting, stockholders will elect two directors for Class I.

     The Board of Directors' Class I nominees are Glenn R. August and Frank V. Tannura. At the 1998 Annual Meeting, each Class I director will be elected for a three-year term and will hold office until the 2001 Annual Meeting of Stockholders. In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

     The Class I nominees were designated for election, pursuant to the By-Laws, by the Board of Directors of the Company.

     In connection with the Company's initial public offering of Common Stock which was consummated during October 1997 (the "1997 Common Stock Offering"), certain executive officers of the Company who own shares of the Company's Common Stock and Acadia Partners, L.P. ("Acadia") which owns shares of the Company's Common Stock, entered into a Voting Agreement (the "Voting Agreement") pursuant to which they agreed to vote all of their outstanding shares of Common Stock, for so long as they own such shares, for the director nominees proposed by the Board of Directors of the Company. Pursuant to this Voting Agreement, such executive officers and Acadia have agreed to vote all of their shares of Common Stock to elect Messrs. August and Tannura as Directors of the Company. See "Principal Stockholders" and "Certain Relationships and Related Transactions." Each of the Class I nominees has consented to serve as a director if elected.

     The By-Laws of the Company provide that directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented in person or by proxy and entitled to vote thereon. With regard to the election of directors, votes may be cast for or withheld for each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE TWO NAMED
                                    NOMINEES
                         AS A DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth the name and age of, and the recent business experience and certain other information with respect to the Class I nominees as well as the other directors in Class II and Class III whose terms continue after the Annual Meeting:

                                                                                                    TERM TO
                NAME                            PRINCIPAL OCCUPATION OR EMPLOYMENT           AGE    EXPIRE
                ----                            ----------------------------------           ---    -------
                                                             NOMINEES
CLASS I
Glenn R. August......................    Mr. August has served as a Director of the          36      2001
                                         Company since March 1993. Mr. August has served
                                         as a Managing Director of Oak Hill Partners,
                                         Inc. (the investment advisor to Acadia Partners,
                                         L.P.) and its predecessor since 1987. Since
                                         August 1996, Mr. August has served as President
                                         of Oak Hill Advisors, Inc., the exclusive
                                         advisor to the Oak Hill Securities Fund, L.P.
Frank V. Tannura.....................    Mr. Tannura has served as a Director of the         41      2001
                                         Company since August 1995 and Vice President and
                                         Chief Financial Officer of the Company since
                                         October 1989.
                                                       CONTINUING DIRECTORS
CLASS II
R. James Comeaux.....................    Mr. Comeaux has served as a Director of the         60      1999
                                         Company since December 1, 1997. Mr. Comeaux has
                                         served as President of Petrochemical Management
                                         Inc. since 1993 and as President and Chief
                                         Executive Officer of Arcadian Corporation from
                                         1989 to 1993. Mr. Comeaux is also a director of
                                         Energy BioSystems Corporation.

                                                                                                    TERM TO
                NAME                            PRINCIPAL OCCUPATION OR EMPLOYMENT           AGE    EXPIRE
                ----                            ----------------------------------           ---    -------
William J. White.....................    Mr. White has served as a Director of the           59      1999
                                         Company since December 1, 1997. Mr. White has
                                         been a professor at Northwestern University
                                         since January 1998 and served as Chairman of the
                                         Board of Bell & Howell Company from February
                                         1993 to December 1997 and of Bell & Howell
                                         Operating Company from February 1990 to December
                                         1997. He served as Chief Executive Officer of
                                         Bell & Howell Company from February 1993 to
                                         December 1997 and of Bell & Howell Operating
                                         Company from February 1990 to December 1997. He
                                         is also a director of Bell & Howell Company,
                                         Readers Digest Association, Inc. and the Chicago
                                         Stock Exchange.
CLASS III
George V. Bayly......................    Mr. Bayly has served as Chairman of the Board,      55      2000
                                         Director, President and Chief Executive Officer
                                         of the Company since January 1991.
Anthony P. Scotto....................    Mr. Scotto has served as a Director of the          50      2000
                                         Company since August 1995. Mr. Scotto has been a
                                         Managing Director of Oak Hill Partners, Inc.
                                         (the investment advisor to Acadia) and its
                                         predecessor since March 1988. Mr. Scotto is also
                                         a director of Holophane Corporation and
                                         Specialty Foods Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

     During the portion of the 1997 calendar year occurring after the 1997 Common Stock Offering, the Company's Board of Directors held two meetings. Each member of the Board of Directors was present for all of the meetings of the Board of Directors (held during the period for which he was a director) and all of the meetings held by all committees of the Board of Directors on which he served (during the period that he served).

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors maintains an Audit Committee and a Compensation Committee. These committees were organized in December 1997 following the Company's 1997 Common Stock Offering. The members of such committees are directors who are neither officers nor employees of the Company. During the portion of the 1997 calendar year occurring after the 1997 Common Stock Offering, the Audit Committee held one meeting and the Compensation Committee did not meet. Because of the size of the Company's Board of Directors and the existence of the Voting Agreement pursuant to which Acadia and the Company's executive officers have agreed to vote for the Board's nominees, the Board of Directors has not established a nominating committee.

     Audit Committee. The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Comeaux (Chairman) and White, each of whom is a non-employee director. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the adequacy of the Company's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters.

     Compensation Committee. The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. White (Chairman) and Scotto, each of whom is a "non-employee director" of the Company as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each is an "outside director" as such term is defined in Section 162(m) of the Code. The principal responsibilities of the Compensation Committee are to (a) to review and approve the compensation, including salary, bonus, stock options or other appropriate incentive plans, and perquisites, if any, of the President and Chief Executive Officer and the other executive officers of the Company, including the named executive officers; (b) to monitor the Company's management resources, organizational structure, succession planning and the selection process and performance of key executives;
(c) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans, including the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan (collectively, the "Plans"), including the review and approval of all grants thereunder; (d) to fulfill the purposes of the Plans including, without limitation, through the grants of options and other benefits under the Plans; (e) to recommend to the Board of Directors any revisions or additions to the Plans; and (f) to review and report to the Board of Directors, when so requested, on any management resources, compensation, succession planning or other similar matters.

DIRECTORS' COMPENSATION FOR 1997

     No retainer or other compensation was paid to any director during 1997 for their service as a director, however, beginning in 1998, an annual retainer of $25,000 per year will be payable to Messrs. Comeaux and White and no retainer or other compensation will be paid to employees of the Company or to representatives of Acadia for their service as a director.

     In addition, during 1997, Messrs. White and Comeaux each received options to purchase 2,000 shares of the Company's Common Stock at an exercise price of $16.00 per share, and it is expected that in the future such non-employee directors will participate in a Non-Employee Director Stock Option Plan (the "Director Plan") to be adopted by the Company, which is expected to provide for grants of nonqualified stock options to certain non-employee directors to purchase shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. It is expected that under the Director Plan, each grant will vest as to 33-1/3% of the shares on the first three anniversary dates of the grant. Under the Director Plan, shares of Common Stock will be reserved for grant.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Price Waterhouse LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1998. Price Waterhouse LLP has served in this capacity since December 1989. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

     The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Price Waterhouse LLP to serve in this capacity.

     The Board of Directors is submitting the approval of Price Waterhouse LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Price Waterhouse LLP as the Company's independent public accountants for the year ended December 31, 1998. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
       TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each of the directors of the Company, (iii) each of the named executive officers of the Company, and (iv) all executive officers and directors of the Company as a group.

                                                              NUMBER OF SHARES
NAME AND ADDRESS                                              OF THE COMPANY'S      PERCENTAGE
OF BENEFICIAL OWNER                                           COMMON STOCK(1)        OF CLASS
-------------------                                           ----------------      ----------
Acadia Partners, L.P.(2)....................................     7,903,595             37.2%
Fidelity Management & Research Co. .........................     1,394,900              6.6%
Alliance Capital Management L.P.(3).........................     1,240,400              5.8%
J. & W. Seligman & Co., Inc. ...............................     1,108,160              5.2%
George V. Bayly.............................................     1,149,430(6)           5.4%
Frank V. Tannura............................................       486,366(6)           2.3%
Eugene M. Whitacre..........................................       329,143(6)           1.5%
Thomas S. Ellsworth.........................................       321,919(6)           1.5%
G. Douglas Patterson........................................       174,288(6)             *
Glenn R. August(4)(5).......................................           -0-                *
Anthony P. Scotto(5)........................................           -0-                *
R. James Comeaux............................................         3,000                *
William J. White............................................         1,000                *
All directors and officers as a group.......................     2,871,656(7)          13.5%

-------------------------
 *  Represents less than 1% of such Common Stock.

(1) To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares shown unless otherwise noted, although certain executive officers of the Company and Acadia are parties to the Voting Agreement. See "Certain Relationships and Related Transactions."

(2) Includes shares held by Acadia and shares held by Acadia Electra Partners, L.P. ("Electra"), an affiliate of Acadia. Acadia is the general partner of Electra. The general partner of Acadia is Acadia FW Partners, L.P. ("Acadia FW"), the managing general partner of which is Acadia MGP, Inc. ("Acadia MGP"), a corporation controlled by J. Taylor Crandall. As such, Acadia FW, Acadia MGP and Mr. Crandall may be deemed to beneficially own the shares of the Company's common stock held by Acadia and Electra. The address of Acadia, Electra, Acadia FW and Acadia MGP is 2600 Texas Commerce Tower, 201 Main Street, Fort Worth, Texas 76102. The address of Mr. Crandall is 3100 Texas Commerce Tower, 201 Main Street, Fort Worth, Texas 76102.

(3) The shares shown as beneficially owned by Alliance Capital Management L.P. are based upon a Schedule 13G filed by the Alliance Capital Management L.P., Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA-UAP and Equitable Companies Inc. on February 13, 1998.

(4) Mr. August is an officer and director of Acadia MGP (see footnote 2 above).

(5) The address of such individuals is c/o Oak Hill Partners, Inc., 65 East 55th Street, New York, New York 10022-3219.

(6) Represents shares of outstanding Common Stock in the amounts of 825,074, 356,782, 237,907, 235,011 and 132,636 that are owned by Messrs. Bayly,
    Tannura, Whitacre, Ellsworth and Patterson, respectively, and vested and earned options that are currently exercisable in the amounts of 324,356, 129,584, 91,236, 86,908 and 41,652 that are owned by Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively.

(7) All directors and officers as a group hold shares of outstanding Common Stock in the aggregate amount of 2,089,733 and vested and earned options that are currently exercisable for 781,923 shares of Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Company's chief executive officer and each of the four most highly compensated officers of the Company whose aggregate cash compensation exceeds $100,000, in each case for all services rendered during the fiscal years 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION(4)
                                                                               -------------------------------------
                                                ANNUAL COMPENSATION              AWARDS      PAYOUTS
                                         ----------------------------------    ----------    -------
                                                                               NUMBER OF
                                                                               SECURITIES
                                                                               UNDERLYING
                                                               OTHER ANNUAL     OPTIONS/      LTIP       ALL OTHER
                                         SALARY      BONUS     COMPENSATION       SARS       PAYOUTS    COMPENSATION
                                 YEAR    ($)(1)     ($)(2)        ($)(3)         (#)(5)      ($)(6)        ($)(7)
                                 ----    ------     ------     ------------    ----------    -------    ------------
George V. Bayly................  1997    457,667    700,000      206,930        123,575           --     13,239,290
  President and Chief            1996    420,000    600,000           --        103,729      765,938        314,721
  Executive Officer              1995    400,000    400,000           --         79,399      237,500         14,938
Frank V. Tannura...............  1997    263,200    300,000       70,857         34,335           --      5,266,519
  Vice President and             1996    249,100    290,000           --         48,410      282,188         40,368
  Chief Financial Officer        1995    211,667    235,000           --         32,040       87,500         28,885
Eugene M. Whitacre.............  1997    247,500     60,000           --         34,335           --      3,657,577
  Vice President and             1996    236,250    230,000           --         34,593      201,563          7,500
  General Manager                1995    225,000    168,750           --         21,777       62,500         13,741
Thomas S. Ellsworth............  1997    250,000     50,000           --         17,500           --      3,653,047
  Vice President and             1996    250,000    100,000           --         34,593           --         25,813
  General Manager                1995    229,000    168,750           --         21,777           --         16,185
G. Douglas Patterson...........  1997    193,600    100,000           --         10,000           --      1,762,988
  Vice President and             1996    180,400    140,000           --         13,817      129,000         23,296
  General Counsel                1995    164,000    105,600           --         11,564       40,000         11,997

-------------------------
(1) Includes amounts deferred pursuant to the Company's Retirement Plan and Trust and under the Company's Executive Deferred Compensation Plan.

(2) Includes (i) annual bonus awards for services rendered in 1997, 1996 and 1995 that were paid under the Company's Executive Incentive Bonus Plan and
    (ii) special one-time bonuses of $250,000, $150,000 and $50,000 which were paid to Messrs. Bayly, Tannura and Patterson, respectively, in 1997 in connection with the Company's completion of the 1997 Common Stock Offering. The Executive Incentive Compensation Plan provides the executive officers of the Company with annual awards for outstanding individual performance contributing to the present and future success of the Company. Prior to the formation of the Corporation's Compensation Committee, this Plan was administered by the President in consultation with the Board of Directors and, beginning in 1998, will be administered by the Board's Compensation Committee. Awards are based upon the Company's achievement of, among other things, certain predetermined financial objectives such as minimum EBITDA and earnings per share targets as well as the attainment of key individual strategic and operational goals. Under the provisions of the Plan, participants have target incentive compensation of 40% to 50% of that year's base salary, although the actual incentive compensation paid in any given year may be significantly less than or greater than the target level based upon the extent of the Company's under-achievement or over-achievement of such predetermined financial objectives.

(3) The 1997 Other Annual Compensation column includes payments made to Messrs. Bayly and Tannura to reimburse them (on an after tax basis) for initiation fees and dues associated with certain country club memberships.

(4) The column designated by the Commission pursuant to the applicable regulations for the reporting of "Restricted Stock Awards" has been deleted because no restricted stock of the Company was awarded to any of the named executive officers in any of the reported calendar years. See "Executive Compensation and Other Information -- Summary Compensation Table" (footnote
    5) for a description of the restricted shares of Common Stock received by the named executive officers in exchange for their stock options exercisable for common stock of IPC, Inc.

    Based on the December 31, 1997 closing market price of $24.00 per share, the value of each named executive officer's shares of restricted common stock of the Company held as of December 31, 1997 and the number of such shares as of such date (including the 1993 Plan Shares described in footnote 5 below) would be as follows: Mr. Bayly's 824,973 shares -- $19,799,352; Mr. Tannura's 356,681 shares -- $8,560,344; Mr. Whitacre's 237,906 shares --
    $5,709,744; Mr. Ellsworth's 235,010 shares -- $5,640,240 and Mr. Patterson's
    132,635 shares -- $3,183,240. All of such shares of the Company's Common Stock are vested and the Company has no present intentions to pay dividends on such shares.

(5) The options reported for 1995 and 1996 in this column were originally granted under IPC's Stock Option and Purchase Agreement, dated as of January 1, 1993, as amended and restated as of January 1, 1996 (the "1993 Stock Option Plan"), pursuant to which options exercisable into an aggregate of 24,178 shares of IPC's common stock were originally granted to certain executive officers (including the named executive officers), 16,321 of such options were earned and vested (the "IPC Options") and 7,857 of such options were not earned and were canceled.

    In connection with the Company's 1997 Common Stock Offering, the executive officers participating under the 1993 Stock Option Plan, including the named executive officers, exchanged all of the IPC Options for (i) 2,114,133 shares of the Company's Common Stock (the "1993 Plan Shares") and (ii) options exercisable for 817,067 shares of the Company's Common Stock (the "1993 Plan Options") at an exercise price equal to $16.00 per share (the initial offering price of the Common Stock in the 1997 Common Stock Offering). Consequently, the options reported for 1995, 1996 and 1997 in this column reflect each named executive officer's portion of the 1993 Plan Options allocable to 1995, 1996 and 1997 (the 1997 reported amounts also include 93,500, 30,000, 30,000, 17,500 and 10,000 of options granted to
    Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively, under the 1997 Ivex Packaging Corporation Long-Term Stock Incentive Plan). In addition, in connection with this exchange, Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson received 805,663, 324,095, 224,872, 224,872 and 107,773, respectively, shares of the 1993 Plan Shares, and based on the December 31, 1997 closing market price of $24.00 per share, the value as of December 31, 1997 of these shares received in this exchange would be as follows: $19,335,912; $7,778,280; $5,396,928; $5,396,928; and $2,586,552,
    respectively. See "Principal Stockholders."

(6) The amounts in this column represent the amounts paid to the named executive officers during the years ended December 31, 1995 and 1996 under IPC's Special Incentive Plan, dated as of January 1, 1993. Pursuant to such plan, upon the occurrence of certain "Payment Events" (therein defined), IPC was obligated to pay to certain executive officers an aggregate cash award up to a maximum amount of $2.25 million. During 1995 and 1996, IPC paid to certain executive officers (including the named executive officers) $550,000 and $1.7 million, respectively, under such plan. The 1995 and the 1996 payments under such plan were made by IPC notwithstanding the fact that there was not a Payment Event during 1995 or 1996, this condition having been waived by IPC. The IPC Special Incentive Plan was terminated in 1996 after the final payments thereunder were made.

(7) The 1997 All Other Compensation column includes (i) the Company's contributions (excluding employee earnings reduction contributions) under the Company's Retirement Plan and Trust and under the Company's Executive Deferred Compensation Plan during fiscal 1997 as follows: $67,133 to Mr. Bayly; $28,663 to Mr. Tannura; $22,844 to Mr. Whitacre; $16,811 to Mr. Ellsworth; and $19,180 to Mr. Patterson; (ii) insurance premiums with respect to the Company's Executive Disability Income Coverage paid by the Company during 1997 as follows: $7,221 for Mr. Bayly; $2,323 for Mr. Tannura; $3,582 for Mr. Ellsworth; and $2,809 for Mr. Patterson; (iii) the Company's payment during 1997 of $150,000 of nonqualified retirement benefits to Mr. Bayly pursuant to the terms of his Amended and Restated Employment Agreement, dated as of May 30, 1996; (iv) the following amounts of taxable compensation which were realized by the named executive officers as a result of their receipt of their portion of the 1993 Plan Shares: Mr. Bayly -- $12,890,608; Mr. Tannura -- $5,185,520; Mr. Whitacre -- $3,597,952;
    Mr. Ellsworth -- $3,597,952; and Mr. Patterson -- $1,724,368; and (v) the Company's payment to the named executive officers of the following amounts to enable them to make (on an after tax basis) the 1997 interest payments on their respective promissory notes payable to the Company: Mr. Bayly -- $124,328; Mr. Tannura -- $50,014; Mr. Whitacre -- $36,781; Mr. Ellsworth --
    $34,702; and Mr. Patterson -- $16,631. See "Certain Relationships and Related Transactions."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                               ----------------------------------------------------------        VALUE AT ASSUMED
                                 NUMBER OF         % OF TOTAL                                     ANNUAL RATE OF
                                 SECURITIES       OPTIONS/SARS     EXERCISE                  STOCK PRICE APPRECIATION
                                 UNDERLYING        GRANTED TO      OR BASE                      FOR OPTION TERM(3)
                                OPTIONS/SARS      EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
           NAME                GRANTED (#)(1)    FISCAL YEAR(2)     ($/SH)        DATE         5% ($)       10% ($)
           ----                --------------    --------------    --------    ----------      ------       -------
George V. Bayly............       123,575             24.0          16.00       9/30/07      1,243,450     3,151,148
  President and Chief
  Executive Officer
Frank V. Tannura...........        34,335              6.7          16.00       9/30/07        345,490       875,538
  Vice President
Eugene M. Whitacre.........        34,335              6.7          16.00       9/30/07        345,490       875,538
  Vice President
Thomas S. Ellsworth........        17,500              3.4          16.00       9/30/07        176,090       446,248
  Vice President
G. Douglas Patterson.......        10,000              1.9          16.00       9/30/07        100,623       254,999
  Vice President

-------------------------
(1) The options specified in this column reflect each named executive officer's portion of the Company's non-qualified stock options issued under the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan (the "1997 Plan Options") and their portion of the 1993 Plan Options allocable to 1997. The 1993 Plan Options are fully vested and the 1997 Plan Options vest 33 1/3% over the first three years of the ten-year option term. The 1993 Plan Options and the 1997 Plan Options were granted at the initial public offering price of $16.00 per share in connection with the Company's 1997 Common Stock Offering.

(2) Reflects the percentage of all options granted to all employees during the calendar year ended on December 31, 1997.

(3) The potential realized dollar values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates established by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                        SECURITIES            VALUE OF
                                                                        UNDERLYING          UNEXERCISED
                                                                       UNEXERCISED          IN-THE-MONEY
                                            SHARES                     OPTIONS/SARS         OPTIONS/SARS
                                          ACQUIRED ON     VALUE         AT FY-END            AT FY-END
                                           EXERCISE      REALIZED    EXERCISABLE(1)/        EXERCISABLE/
                 NAME                         (#)          ($)       UNEXERCISABLE(2)     UNEXERCISABLE(3)
                 ----                     -----------    --------    ----------------     ----------------
George V. Bayly.......................        --            --        324,356/93,500     $2,594,848/748,000
  President and Chief Executive
  Officer
Frank V. Tannura......................        --            --        129,548/30,000      1,036,384/240,000
  Vice President
Eugene M. Whitacre....................        --            --         91,236/30,000        729,888/240,000
  Vice President
Thomas S. Ellsworth...................        --            --         86,908/17,500        695,264/140,000
  Vice President
G. Douglas Patterson..................        --            --         41,652/10,000        333,216/ 80,000
  Vice President

-------------------------
(1) The 1993 Plan Options specified in this column were received by the named executive officers on September 30, 1997 in connection with the Company's 1997 Common Stock Offering in exchange for each such named executive officer's portion of the IPC Options which were originally granted under IPC's 1993 Stock Option Agreement. See "Executive Compensation and Other Information -- Summary Compensation Table" (footnote no. 5). These options are fully vested. These options were granted at the initial public offering price of $16.00 per share in connection with the Company's 1997 Common Stock Offering.

(2) The 1997 Plan Options specified in this column were granted under the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan. These options vest 33 1/3% per year during the first three years of the ten year option term. These options were granted at the initial public offering price of $16.00 per share in connection with the Company's 1997 Common Stock Offering.

(3) The value of the unexercised options is based upon the difference between the closing price of $24.00 per share of Common Stock on the New York Stock Exchange on December 31, 1997 (the last trading day in 1997) and the option exercise price.

CERTAIN EMPLOYMENT ARRANGEMENTS

     Mr. Bayly has an amended and restated employment agreement with the Company, pursuant to which (i) the Company agrees to employ Mr. Bayly through December 31, 2000 (provided that beginning on January 1, 1998, the term thereof is automatically extended for one additional day for each day which has then elapsed since December 31, 1997 unless on or after December 31, 1997 either the Company's Board of Directors or Mr. Bayly gives notice that the automatic extension shall cease) as Chairman, President and Chief Executive Officer and to cause Mr. Bayly's election as a director of IPC, (ii) Mr. Bayly receives a base salary of $491,000 during 1997, $515,550 during 1998, $541,327 during 1999 and
$568,393 during 2000 (subject to increase at the discretion of the Board of Directors), (iii) Mr. Bayly is entitled to an aggregate of $150,000 per year for life insurance, disability insurance and nonqualified retirement benefits, (iv) Mr. Bayly is eligible for an annual performance bonus based upon the achievement of predetermined financial objectives, and (v) Mr. Bayly will receive certain severance benefits if his employment is terminated without cause or if Mr. Bayly terminates the agreement for good reason (including the giving of notice by the Board of Directors of the Company to stop the automatic extension of the term thereof and a termination by Mr. Bayly for any reason during the period of three months which begins six months after a change of control (as therein defined)). These severance benefits include the payment of a lump sum equal to four times the sum of (x) the annual salary then in effect and (y) the target amount of the annual performance bonus for the year in which the termination occurs, plus the continuation of all benefits and supplemental benefits for four years after the date of termination. The agreement restricts Mr. Bayly from competing with the Company during his employment and, in certain circumstances, for an additional one-year period after the termination of Mr. Bayly's employment. In addition, the Company has agreed to gross-up payments to Mr. Bayly for certain taxes, interest and penalties that may be imposed by certain sections of the Code.

     Mr. Tannura has an amended employment agreement with the Company, pursuant to which (i) the Company agrees to employ Mr. Tannura through May 31, 1999 (provided that beginning on June 1, 1996, the term thereof is automatically extended for one additional day for each day which has then elapsed since May 31, 1996 unless either the Board of Directors of the Company or Mr. Tannura gives notice that the automatic extension shall cease) as Vice President and Chief Financial Officer, (ii) Mr. Tannura is entitled to receive a base salary of $235,000 per year (subject to increase at the discretion of the Board of Directors), (iii) Mr. Tannura is eligible to receive an annual performance bonus based upon the achievement of predetermined financial objectives, and (iv) Mr. Tannura will receive certain severance benefits if his employment is terminated without cause or if Mr. Tannura terminates the agreement for good reason (including the giving of notice by the Board of Directors of the Company to stop the automatic extension of the term thereof) in an amount equal to (i) at Mr. Tannura's option, either (A) his annual salary for the remaining term thereof or
(B) the present value (based upon a 10% interest rate) of the aggregate unpaid annual salary for the full term thereof, plus (ii) at Mr. Tannura's option, either (C) an annual bonus for each year remaining in the term in an amount equal to the target amount of his performance bonus for the year in which his termination of employment occurs, or (D) the present value of three times the target amount of his performance bonus for the year in which the termination of his employment occurs plus (iii) a pro rata portion of his performance bonus for the year in which his employment is terminated, plus (iv) unpaid benefits accrued up to the date of termination, plus (v) the continuation of all benefits for the full term.

     The Company has entered into severance agreements with the other named executive officers, pursuant to which such officers receive a severance payment equal to one year's salary if their employment is terminated other than for death, disability or cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Until December 1, 1997, the Company's Board of Directors did not have a compensation committee (or other board committee performing equivalent functions). The members of the Board of Directors of the Company, in consultation with Mr. Bayly, the President of the Company, performed the functions normally performed by a compensation committee and participated in deliberations concerning executive officer compensation. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions) or as a member of the Board of another entity, one of whose executive officers served on the Board of Directors of the Company. On December 1, 1997, the Board of Directors formed the Compensation Committee and elected Messrs. William J. White (chairman) and Anthony P. Scotto as its members.

IVEX PACKAGING CORPORATION 1997 LONG-TERM STOCK INCENTIVE PLAN

     In connection with the 1997 Common Stock Offering, Ivex adopted the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan (the "1997 Stock Incentive Plan" or the "LTIP"). The following is a summary of the material features of the plan.

     Purpose. The purpose of the plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional officers, employee-directors and other key employees of the Company; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

     Administration. The plan will be administered by the Compensation Committee of the Board (the "Committee" or the "Corporation Committee").

     Number of Shares Authorized Under the Plan. The plan authorizes the grant of awards to participants with respect to a maximum of 2,000,000 shares of the Company's Common Stock ("Shares"), which awards may be made in the form of (i) nonqualified stock options; (ii) stock options intended to qualify as incentive stock options under Section 422 of the Code; (iii) stock appreciation rights;
(iv) restricted stock and/or restricted stock units; (v) performance awards and
(vi) other stock-based awards; provided that the maximum number of Shares with respect to which stock options and stock appreciation rights may be granted to any participant in the plan in any calendar year may not exceed 200,000. If, after the effective date of the plan, any Shares covered by an award granted under the plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting) and in either such case a participant has received no benefits of ownership with respect to the forfeited Shares or the Shares to which such expired, terminated or canceled award relates (other than voting rights and dividends that were forfeited in connection with such forfeiture, expiration, termination or cancellation), then the Shares covered by such award shall again be, or shall become, Shares with respect to which awards may be granted under the plan.

     Terms and Conditions of Awards Under the Plan. Non-qualified and incentive stock options granted under the plan shall be subject to such terms, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement or thereafter; provided that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by Section 422 of the Code. Payment in respect of the exercise of an option granted under the plan may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

     Stock appreciation rights granted under the plan shall be subject to such terms, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement or thereafter; provided that stock appreciation rights may not be exercisable earlier than six months after the date of grant. Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A stock appreciation right shall entitle the participant to receive an amount equal to the excess of the fair market value of a Share on the date of exercise of the stock appreciation right over the grant price thereof. The Committee shall determine whether a stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

     Restricted stock and restricted stock units granted under the plan shall be subject to such terms and conditions including, without limitation, the duration of the period during which, and the conditions under which, the restricted stock and restricted stock units may be forfeited to the Company, as may be determined by the Committee in its sole discretion. Each restricted stock unit shall have a value equal to the fair market value of a Share. Restricted stock units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. Dividends paid on any Shares of restricted stock may be paid directly to the participant, or may be reinvested in additional Shares of restricted stock or in additional restricted stock units, as determined by the Committee in its sole discretion.

     Performance awards granted under the plan shall consist of a right which is
(i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to the terms of the plan and any applicable award agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     In addition to the foregoing types of awards, the Committee shall have authority to grant to participants an "other stock-based award," which shall consist of any right which is (i) not a stock option, stock appreciation right, restricted stock or restricted unit award or performance award and (ii) an award of Shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the plan and any applicable award agreement, the Committee shall determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under this plan.

     In addition, in the sole and complete discretion of the Committee, an award, whether made as an other stock-based award or as any other type of award issuable under the plan, may provide the participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     Amendment to Plan. The Board may amend, alter, suspend, discontinue, or terminate the plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary herein, the Committee may amend the plan in such manner as may be necessary so as to have the plan conform with local rules and regulations in any jurisdiction outside the United States.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                  EXECUTIVE COMPENSATION FOR FISCAL YEAR 1997

INTRODUCTION AND BACKGROUND

     The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the Company's executive officers, including the named executive officers, during 1997. The report has been approved by the members of the Compensation Committee.

     Until December 1, 1997, the Board of Directors of the Company performed the duties of the Compensation Committee. On December 1, 1997, the Board of Directors of the Company formed the Compensation Committee and Messrs. White (Chairman) and Scotto, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), were elected as members of the Compensation Committee.

     The Compensation Committee did not hold any meetings during December 1997, however, on January 28, 1998, the Compensation Committee held its first meeting. In connection with such meeting, the Company's Chief Executive Officer submitted bonus recommendations to the Committee with respect to the executive officers. Following a review of such recommendations, the Committee approved 1997 cash bonuses for the executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract, motivate, reward and retain the Company's executive officers by providing them with a competitive total compensation opportunity based upon performance, team work and the creation of stockholder value.

     The key elements of the Company's executive officer compensation program are designed to:

     - Create a direct link between executive officer compensation and the Company's financial and stock performance.

     - Provide a competitive base salary with an annual cash bonus opportunity directly linked to the Company's annual financial performance (the annual cash bonus awards vary significantly in correlation with the Company's financial performance and compensate the executive officers with superior cash compensation for superior financial results and below median level cash compensation for below average financial results). Cash bonus awards, at target levels of performance, are designed to be competitive with those companies which the Company believes are most likely to compete with the Company for the services of its executive officers.

     - Create a meaningful long-term stock option incentive directly linked to the Company's long term growth, financial success and stockholder return.

PROGRAM COMPONENTS

     From time to time during the past several years, the Board of Directors has contracted with independent compensation consulting firms to review the Company's executive officer compensation philosophy and programs. As part of such reviews, such consultants have presented to the Company from time to time and have periodically updated information on the base salaries, cash bonuses and equity-based compensation programs of senior executives at various companies identified by the Company.

     Over the past several years, the Board of Directors has designed the Company's executive officer compensation to include three basic components: base salary, annual cash bonuses and stock option grants.

     The Board has established executive officer salaries to be competitive with the salary levels for the executives at other companies identified by the Company, and has desired to provide an opportunity for total cash compensation (base salary plus annual cash bonus) to significantly exceed such levels upon the Company's achievement of certain predetermined, budgeted financial objectives such as minimum EBITDA and earnings per share targets. In this way, the Board of Directors sought to have a significant portion of each executive's annual cash compensation at risk.

     In addition, under the 1993 Stock Option Plan, which was approved by the Company's stockholders prior to the 1997 Common Stock Offering, the Board of Directors established a performance-based stock option plan for the Company's executive officers pursuant to which a meaningful number of stock options were granted during 1993, 1994, 1995 and 1996 with the specific intent to directly align each executive's long-term financial interests with the financial interests of the Company's stockholders. In addition, the Company recently adopted the 1997 Stock Incentive Plan for future stock option grants in order to continue to motivate the Company's executive officers through the issuance of performance-based stock options. To date, the stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Generally, the Company expects to grant stock options on an annual basis (if warranted by the Company's growth and profitability) and individual grants are expected to be based on, among other things, the executive officer's responsibilities, individual performance and potential to contribute to the Company. To encourage an executive officer's long-term performance, stock options generally will vest over three years and terminate ten years after the date of grant. The opportunity to own stock is considered an important component in an executive officer's compensation package. See "Executive Compensation and Other Information -- Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan."

     The Compensation Committee intends to continue the basic compensation philosophy established by the Board of Directors by placing a significant portion of each year's cash compensation at risk and by using stock option grants as the primary element of long-term incentive compensation.

     The following is a discussion of elements of the Company's 1997 executive officer compensation program, along with a description of the decisions and actions taken by the Committee with regard to 1997 compensation. Also included is a specific discussion of the decisions regarding Mr. Bayly's 1997 compensation for performing the duties of Chairman, President and Chief Executive Officer. The tables and accompanying narrative and footnotes included in "Executive Compensation and Other Information" which precede this Committee report reflect the decisions covered by the discussions below.

BASE SALARY

     During 1997, the base salary levels of Mr. Bayly and Mr. Tannura were governed by their respective employment agreements and the base salaries of the other executive officers, including the named executive officers, were determined by the Board as described above. Salary payments in 1997 were made to compensate the executive officers for their on-going performance through the year. The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each executive officer position. Salary increases during 1997 were based upon consideration of each executive officer's performance and position.

ANNUAL CASH BONUS INCENTIVES

     The Executive Incentive Bonus Plan provides the executive officers of the Company with annual cash bonuses for outstanding individual performance contributing to the present and future success of the Company. The purpose of this plan is to link a significant portion of executive pay to both the Company's financial performance and to the attainment of certain defined key initiatives. Awards during 1997 were based upon the Company's achievement of, among other things, certain predetermined financial objectives such as minimum EBITDA and cash flow targets as well as the attainment of key individual strategic and operational objectives.

     Following a review of recommendations made by the Company's chief executive officer to the Committee during its January 28, 1998 committee meeting and after weighing the degree of attainment of the Company's 1997 financial performance targets as well as the successful completion of the 1997 Common Stock Offering and the degree of attainment by each of the named executive officers of their 1997 individual objectives, the Committee approved the cash bonuses to each of the named executive officers for 1997 that are set forth in the "Summary Compensation Table."

STOCK COMPENSATION

     The grant of stock options is designed to align the financial interests of the executive officers with the financial interests of the Company's stockholders. Under the 1993 Stock Option Plan, the Company's executive officers accumulated stock options during 1993, 1994, 1995 and 1996 which, in connection with the 1997 Common Stock Offering, were converted into a meaningful amount of the Company's common stock, thereby directly aligning their financial interests with the financial interests of the Company's stockholders (the named executive officers received the number of shares of common stock identified in the footnotes to the "Summary Compensation Table"). See "Principal Stockholders." The stock options granted to the executive officers under the 1993 Stock Option Plan and the 1997 Stock Incentive Plan have exercise prices equal to the fair market value of the underlying common stock on the date of grant so that compensation will be earned only through long-term appreciation in the fair market value of the underlying common stock. The individual grants under the 1997 Stock Option Plan were based upon, among other things, each executive officer's responsibilities, individual performance and potential to contribute to the Company, and in order to encourage such executive officers' long-term performance, such stock options will vest over three years and terminate ten years after the date of grant.

BASIS FOR CHIEF EXECUTIVE OFFICER COMPENSATION

     During 1997, Mr. Bayly's base salary was governed by his employment agreement with the Company and was intended to provide him with a competitive salary to compensate him for his on-going performance throughout the year. Mr. Bayly's cash bonus which reflects the Committee's assessment of his contribution and efforts in 1997, is shown under the "Bonus" caption in the Summary Compensation Table. In determining the amount of his bonus, the Committee considered, in addition to the Company's record level of EBITDA during 1997 and his role in establishing the Company's strategic initiatives and operational plans, his performance in leading the Company through its successful 1997 Common Stock Offering.

     Mr. Bayly received a special one-time bonus in the amount of $250,000 in connection with the completion of the 1997 Common Stock Offering and $450,000 under the Company's Executive Incentive Bonus Plan. During 1997, Mr. Bayly received 93,500 stock options under the 1997 Option Plan, with three-year vesting, which stock options are intended to reward him for the Company's 1997 performance and to incent him to help create additional stockholder value.

COMPENSATION DEDUCTIBILITY POLICY

     The Board's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the named executive officers is intended to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders; however, there can be no assurances that executive officer compensation will comply with these requirements.

                                          William J. White, Chairman
                                          Anthony P. Scotto

Dated: March 30, 1998

STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and Dow Jones Containers & Packaging Index (the "Dow Jones Packaging Index") from the market close on October 1, 1997 (the first trading day of the Company's common stock) to the market close on December 31, 1997. The graphs assume that $100 was invested on October 1, 1997 in each of the common stock, the S&P 500 Index and the Dow Jones Packaging Index, and that all dividends were reinvested.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG IVEX PACKAGING CORPORATION,
            S&P 500 INDEX AND DOW JONES CONTAINERS & PACKAGING INDEX
                   FROM OCTOBER 1, 1997 TO DECEMBER 31, 1997

                                                        IVEX                             DOW JONES
               MEASUREMENT PERIOD                    PACKAGING          S&P 500          PACKAGING
             (FISCAL YEAR COVERED)                  CORPORATION          INDEX             INDEX
OCTOBER 1, 1997                                             100.00            100.00            100.00
DECEMBER 31, 1997                                           112.94            101.57            100.07

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Company's 1997 Common Stock Offering, Acadia and certain officers of the Company entered into a Voting Agreement pursuant to which they agreed to vote all of their outstanding shares of Common Stock, for so long as they own such shares, for the director nominees proposed according to the terms thereof. The Voting Agreement obligates the parties thereto to vote their shares to cause the Board of Directors to consist of six members, two of whom will be designated by Acadia, two of whom will be designated by Mr. Bayly (or a successor management employee) and two of whom will be independent directors mutually acceptable to the parties. Acadia has the right (until Acadia's ownership of the outstanding Common Stock falls below 20.0%) to increase the size of the Board to nine members and designate an additional three directors. During the time that Acadia owns more than 12.5% and less than 20.0% of the outstanding Common Stock, Acadia will be entitled to designate two directors (if the Board of Directors has six directors) or three directors (if the Board of Directors has more than nine directors), and during the time that Acadia owns more than 5.0% and less than 12.5% of the outstanding Common Stock, Acadia has the right to designate one director. During the time that Ivex's management owns 7.5% or more of the outstanding Common Stock, Mr. Bayly (or a successor management employee) has the right to designate two directors, and during the time that Ivex's management owns more than 5.0% and less than 7.5% such management has the right to designate one director. The term of the Voting Agreement is ten years, subject to earlier termination upon the occurrence of certain events, including the point at which Acadia's holdings of Common Stock fall below 5.0% of the outstanding Common Stock of the Company.

     In connection with the 1997 Common Stock Offering and pursuant to the 1993 Stock Option Plan, certain executive officers, including the named executive officers, exchanged all of the IPC Options for (a) 2,114,133 shares of the Company's Common Stock and (b) vested and earned options exercisable at any time on or prior to September 30, 2007 into an aggregate of 817,067 shares of the Company's Common Stock at an exercise price of $16.00 per share, the initial public offering price per share of Common Stock in the 1997 Common Stock Offering. See "Executive Compensation -- Summary Compensation Table" (footnote
5) and "Principal Stockholders." These executive officers, including the named executive officers, have the right to have their shares of Company Common Stock registered by the Company in the event that Acadia's shares of Common Stock are registered under the Registration Rights Agreement that the Company entered into with Acadia and certain related investors concurrently with the 1997 Common Stock Offering. Currently, the Company is in the process of registering with the Securities and Exchange Commission on Form S-8 (i) all of the 2,114,133 1993 Plan Shares and all of the 817,067 shares of Common Stock that are issuable upon exercise of the 1993 Plan Options which the Company's senior management received in exchange for their IPC Options pursuant to the 1993 Stock Option Plan and
(ii) all of the shares issuable upon the exercise of the options under the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan.

     Also, in accordance with the terms of the 1993 Stock Option Plan and concurrently with the closing of the 1997 Common Stock Offering, the Company extended loans to certain executive officers (including the named executive officers) in an amount equal to the aggregate tax liability incurred by each of them as a result of their receipt of the 1993 Plan Shares in exchange for their respective IPC Options. Each such loan is evidenced by a non-recourse promissory note (recourse only to each such officer's 1993 Plan Shares) which bears interest at the minimum permissible rate per annum allowable under the Internal Revenue Code without imputation of income, payable in arrears on each December 31, and is payable in full upon the sale of such 1993 Plan Shares or upon the earlier to occur of (i) September 30, 2007 and (ii) the termination of the executive officer's employment with the Company for any reason, but in no event on or before the date such shares of Common Stock are registered pursuant to a registration statement that has been declared effective. As a consequence of these loans, as of December 31, 1997, Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson are indebted to the Company in the following respective amounts: $4,183,002.30, $1,682,701.24, $1,210,710.92, $1,167,535.42 and
$559,557.41 (which amounts will increase as a result of their final tax payments on or before April 15, 1998). The promissory notes obligate the Company to gross-up the executive officers' compensation to enable them to make (on an after-tax basis) the required interest payments on their promissory notes.

     On or about December 17, 1992, Penobscot-MB Partners (an affiliate of Acadia) and the Company entered into a consulting agreement. Under this consulting agreement, the Company agreed to pay Penobscot-MB Partners $400,000 per year and Penobscot-MB Partners agreed to provide to the Company certain general financial advisory and other consulting services customarily provided by merchant banks. In addition, the Company agreed to indemnify Penobscot-MB Partners against certain liabilities in connection with its services to the Company. Upon consummation of the 1997 Common Stock Offering, the consulting agreement was terminated and a one-time final termination fee of $500,000 was paid by the Company to Penobscot-MB Partners.

     On or about December 17, 1992, IPC, its subsidiaries and the Company entered into a tax sharing agreement pursuant to which IPC and its subsidiaries will pay to the Company their respective shares of the Company's consolidated tax liability.

     Mr. Bayly has an employment agreement with the Company. See "Executive Compensation and Other Information -- Certain Employment Arrangements."

     Mr. Tannura has an employment agreement with the Company. See "Executive Compensation and Other Information -- Certain Employment Arrangements."

     The Company has entered into severance agreements with the other named executive officers, pursuant to which such officers receive a severance payment equal to one year's salary if their employment is terminated other than for death, disability or cause.

     Pursuant to a consulting agreement, dated October 29, 1996, Nicolaus Paper Inc. ("Nicolaus") paid to the Company a performance-based consulting fee in an annual amount equal to $350,000 for certain services rendered to Nicolaus by the Company during 1997. Certain executive officers and directors of the Company together with certain members of management of Oak Hill Partners, Inc. (Acadia's investment advisor) own all of the outstanding common stock of Nicolaus. During 1997, the Company purchased certain grades of paper from Nicolaus at market prices for use in IPC's paper converting operations.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1997.

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

     Nominations for the Board of Directors. The Company expects to hold its 1999 Annual Meeting of Stockholders in May of 1999, although the Company retains the right to change this date, as it may determine. The By-Laws provide that written notice of proposed stockholder nominations for the election of directors at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary of the previous year's annual meeting. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the Securities and Exchange Commission (the "SEC") and the By-Laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069.

     Proposals. Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 1999 Annual Meeting of Stockholders must satisfy the requirements of the SEC and By-laws and the proposal must be received by the Secretary of the Company on or before December 1, 1998 for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

     The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements. The requirements with respect to the nomination of director candidates do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at a meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          G. Douglas Patterson
                                          Secretary

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in proposal 2.

------------------------------------------------------------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:
------------------------------------------------------------------------------------------------------------------------------------
                   FOR ALL NOMINEES    WITHHELD AUTHORITY TO VOTE                                           FOR    AGAINST   ABSTAIN
1.  Election of                                            Frank V. Tannura      2. Ratification of         [ ]      [ ]       [ ]
    Directors         [       ]                [       ]   Glenn R. August          appointment of Price
    (See reverse)                                                                   Waterhouse as auditors
                                                                                    for the Corporation for 1998.
For, except vote withheld from the following nominee(s):
                                                               Change of Address    Check here if your plan [ ]
                                                               on Reverse Side      to attend the meeting.

------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                                                 Please date and sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor,
                                                                 administrator, trustee or guardian, please give full title as such.


                                                                 -------------------------------------------------------------------
                                                                                                                                1998
                                                                 -------------------------------------------------------------------
                                                                 SIGNATURE(S)                                        DATE

IVEX PACKAGING CORPORATION                                                 PROXY
LINCOLNSHIRE, ILLINOIS
--------------------------------------------------------------------------------
PROXY                                                                      PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 15, 1998

The undersigned hereby appoints Frank V. Tannura or G. Douglas Patterson, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of Ivex Packaging Corporation, to be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045 on Friday, May 15, 1998, at 9:00 a.m., Chicago time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

ADDRESS CHANGE:  PLEASE NOTE CHANGE HERE AND MARK ON REVERSE SIDE

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                 (Continued and to be signed on reverse side)